Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-215080 on Form S-4 (this “Registration Statement”) of Tesoro Corporation of our reports dated February 26, 2016 (December 8, 2016, as to the effects of the changes in reportable segments described in Note 1, and subsequent events information described in Note 31), relating to the consolidated financial statements of Western Refining, Inc. and subsidiaries, appearing in the Current Report on Form 8-K, dated December 8, 2016 of Western Refining, Inc. and our report on the effectiveness of Western Refining, Inc. and its subsidiaries’ internal control over financial reporting, appearing in the Annual Report on Form 10-K of Western Refining, Inc. for the year ended December 31, 2015, and to the reference to us under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Phoenix, Arizona
February 14, 2017